                                                                   EXHIBIT 12.01

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)



                                                                               SIX MONTHS ENDED
                                                                                JUNE 30, 2004
                                                                               ----------------
Loss from continuing operations before minority interests and income tax       $        (31,593)
Distributions received in excess of earnings from unconsolidated companies                2,402
Interest Expense                                                                         90,437
Portion of rent expense representative of interest                                          476
Amortization of Deferred Financing Costs                                                  6,790
                                                                               ----------------

Earnings                                                                       $         68,512
                                                                               ================

Interest Expense                                                               $         90,437
Capitalized Interest                                                                      7,654
Amortization of Deferred Financing Costs                                                  6,790
GMAC Preferred Dividend                                                                      --

Portion of rent expense representative of interest                                          476
                                                                               ----------------


Fixed Charges                                                                  $        105,357
                                                                               ================

Amount of coverage deficiency                                                          (36,845)
                                                                               ================